UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIRE DERIVED PRODUCTS, INC.

Name of small business issuer in its charter)
NEVADA                        5093             75-280 5816
---------------------         ----------       -------------
State or jurisdiction         primary          I.R.S.EIN no)
Of incorporation or           standard
Organization               classification no.

2845 Cedar Street, Abilene, Texas 79601 915 676 5226
Address and Telephone Number Of Principal Executive Offices

2845 Cedar Street, Abilene, Texas 79601 915 676 5226
(Address and Telephone Number Of Business

Albert Pittman, 2845 Cedar Street, Abilene, Texas 915 676 5226
(Name, address and telephone number of agent for service)
Approximate date of proposed sale to the public:
As soon as practicable after this registration statement
Becomes effective.

CALCULATION OF REGISTRATION FEE

Title of each class of Securities     Dollar amount to be
To be registered:                      Registered.

Common                                $3,000,000

Proposed Maxim offering            Proposed Maxim Aggregate
Price per unit.                     Offering price.

$10.00                                 $3,000,000

Amount of Registration Fee:               $794.00

The registrant hereby amends this registration statement on such Date or dates as may be necessary to delay its effective date until The registrant shall file a further amendment which specifically States that this registration statement shall thereafter become Effective in accordance with section 8(a) of the securities act of 1933 as amended or until the Registration Statement shall become Effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

SUBJECT TO COMPLETION
300,000 Units

TIRE DERIVED PRODUCTS, INC
Each unit consists of one Share of Common Stock
AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A
HIGH DEGREE OF RISK, SEE RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
THIS PROSPECTUS.ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE

THIS OFFERING IS MADE ON A BEST EFFORTS BASIS.
SEE BEST EFFORTS STATEMENT.

                      Underwriting        Proceeds to
                      Discounts and       Issuer or
Price To Public       Commissions         other persons

Per Unit $10.00       $.50 per share      $9.50 per share
                      300,000 UNITS
Total $3,000,000      $.50 ea        $2,850.000.00
                  $150,000.00

                   150,000 units at
Total Minimum            .50 ea      $1,424,500.00
                  $75,500.00
$1,500,000           See Dilution

Total Maximum
$3,000,000.00 $   150,000.00        $2,850,000.00

SEE FOOT NOTE.BACK SIDE OF PAGE
   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS
MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE
OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT
LEVELS, WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN
MARKET SUCH STABILIZING, IF COMMENCED, MAY BE
DISCOUNTED AT ANY TIME.

The Original Date of this Prospectus is



FOOTNOTES
1.Registration fee_____________ $ 794.00
2.Printing and Engraving_______ $ 450.00
3.Legal________________________$1,000.00
4.Accounting___________________$1,000.00
5.State Fees __________________ $ 225.00
6.NASDA-------------------------$ 200.00
TOTAL                          $3,669.00



BEST EFFORTS STATEMENT

These securities are being offered on a Best EFFORTS BASIS.

From the date of this prospectus and for a period of 90 days.
Which 90-day period may be extended in increments of a additional period of 90 days each period.
IF all of the units are not sold within the first 90 day period

THERE IS NO ASSURANCE THAT ANY OR ALL OF THE UNITS WILL BE SOLD.

Pending the sale of the best efforts of the units, the proceeds will be deposited in a interest bearing escrow account. If there are not sufficient units sold funds that equal one fourth of the amount needed to construct one plant, approximately ($750.000) SEE USE OF
PROCCEDS, Page 7,the principal funds received from subscribers will be promptly returned to subscribers without interest thereon or deductions there from.

The company has made arrangements with a financial institution that will finance the plant if the company will deposit 1/4 of the funds required to build one plant. ($750,000) with the institution to be used as a down payment,the institution will finance the remaining balance.

This will assures to subscribers of the securities that if all of the funds that are required to build a plant ($3,000,000) are not obtained through the offering, A plant will be built. SEE MANAGEMENT DISCUSSIONS PAGE 18 ALSO PROJECTIONS PAGE12.

REPORTS TO SECURITY HOLDERS
At the end of each fiscal year annual reports will be sent to the Security holders.

The report will include audited financial statements, quarterly reports containing unaudited financial statements and such other periodic reports as the company may determine to be appropriate or as required by law. The company will provide without charge to each person upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus.

The information may be obtained by writing to Tire Derived
Products, 2845 Cedar, Abilene, Texas 79601, or by phone to area code 915 675 6146 Mike Mc Donald Vice President.

THE COMPANY

ORGANIZED: JANUARY 1994

INCORPORATED: SEPTEMBER 1994

PURPOSES: TO CONSTRUCT AND OPERATE TIRE PYROLYSIS PLANTS.

LOCATION: THE Company plans to build several plants throughout the State Of Texas. The first plant in the Austin-San Antonio Area.
The second in the Ft Worth, Dallas Metroplex area.

PHILOSOPHY: The philosophy of the company and its operating team is Find the need and fill it. To Measure twice and cut once.

ENVIRONMENTAL: The company is responding to the demand of the public local state and federal government for a clean environment by providing a method for disposal of waste tires.

OPPORUNITY
The Company sees this as the window of opportunity and is acting now.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the detailed information and financial statements (including notes appearing elsewhere in this Prospectus.)

The Company: TIRE DERIVED PRODUCTS INC.

BUSINESS: The Company through pyrolysis recycles waste tire materials to A useful market product of oil, carbonblack, steel, and methane gas.

Securities offered. 300,000 shares of the companies
$.001 par value Common Stock
Use of Proceeds: The funds from this offering will be used to purchase the Chemical, Engineering, Technologies, all of which are proprietary and the peripheral equipment, land, lab equipment, scales, buildings necessary to operate a tire pyrolysis plant. Also for general working capital.
SEE USE OF PROCEEDS.PAGE SEVEN A.


RISK FACTORS
Item Three

An investment in the Securities offered hereby involves a High
Degree of Risk, Including, but not limited to, the Risk
Factors described below. Prospective investors should carefully consider the following Risk Factors inherent in and affecting the business of the Company and this offering before making an investment decision.

1.UNCERTAINTY OF THE MARKET FOR THE BY-PRODUCTS (CARBON BLACK METHANE GAS, OIL, STEEL)
At the present time steel is the only product that has a certain market, as steel as always in demand and can be readily sold at the local scrap yards at the prevailing rate, which does fluctuate in price from time to time. Markets do exist.

For the other by products however management has not been able to obtain contracts at this time for these products. Except on an as needed basis.

2.DEPENDENCE ON SIGNIFICANT CUSTOMERS.
The entire product line of the company is one product and that product being tire chips. The chips are obtained from shredders throughout the State of Texas. The success of the plant is dependent on the supply of tire chips to the plant on a regular basis for processing.

3.Government REGULATIONS.
EVEN THOUGHTHE PLANT MEETS and exceeds Air Quality Standards set forth by most States,there is the possibility of new regulations being adopted by the government that may have a effect on the output of the plants production.

4.RELIANCE ON KEY EMPLOYEES.
FOR the first year, the company will rely on the expertise of the operation group to operate the plant. As this operation phase is underway Management and its team will be in a Job training mode to learn the operations of the plant. The first year of operation the operating group will be relied upon heavily and if the service of the group were lost the loss could adversely affect the company. SEE OPERATING GROUP.

5.MAJORITY OF RISK TO THE PYBLIC.
IF ALL OF THE SHARES OFFERED ARE SOLD, THE PRESENT share holders will own 30% of the outstanding share of the company. At that time the public investors will own 70% of the outstanding shares of the company. Thus, the majority OF THE FINANCIAL RISK OF THE COMPANY PROPOSED BUSINESS WILL BE TAKEN BY THE INVESTING PUBLIC. SEE DILUTION PAGE 6 6A


ITEM 3                     RISK FACTORS

DETERMINATION OF THE OFFERING PRICE.

PRIOR TO THIS OFFERING THERE has been no public market for the Securities and there is no assurance that an active public market for the securities will develop or continue after the offering. The initial public offering price of the Securities have been determined by the Company based upon several factors and do not necessarily bear any relationship to the Companies, asset, book value results of operations or any other generally accepted criteria of value should not be regarded as indicative of the intrinsic or market value of the Securities. The trading prices of the Securities could be subject to wide fluctuations in response to quarterly variations in operating results. Announcements of material business events by the Company or its Competiiors, significant fluctuations in the price of the by products and other event or factors. In addition the stock market has experienced extreme price and volume fluctuations, which have particularly affected the market price of many companies. The broad market fluctuations may adversely affect the market prices of the Securities.

THE PENNY STOCK REFORM ACT OF 1990(PSRA).
The Securities offered by this company may or may not be classified As a Penny Stock Security. Potential Subscribers to these securities Are PUT ON ALERT that rule 15c2-6 redesignated as Rule 15g-9 of the Securities Act may have IMPEDIMENTS that may effect and or have a Limiting effect of potential subscribers to securities classified as A Penny Stock to RESALE their securities. Regardless of the Classification of this companies securities. This company as a common Courteous and with the intent to future educate potential subscriber To securities of any classification, will provide all subscribers to This companies securities. The Risk Disclosure Document
(Rule 15g-2)
The Agreement to Purchase, Customer Suitable Statement,
(Rule 15g-9)(Rule 15c2-6).
Further information in regards to penny stock. See Exhibits.
page36
Authorizations and Discretionary Issuance of Preferred Stock.
The Company's Certificate of Incorporation authorizes the issuance of "Blank check" preferred stock with such designations, rights and Preference as may be determined from time to time by the Board of Directors. According, the Board of director is empowered, without Shareholder approval, to issue preferred stock with dividend Liquidation, conversion, voting or other rights, which could Adversely affect the voting power or other rights of the holder of The Company Common Stock. In the event of issuance, the preferredstock could be utilized;, under certain circumstances, as a method of Discouraging, delaying or preventing a change in control; of the Company, which could have the effect of discouraging bids for the Company and, thereby preventing stockholders from receiving theMaximum value for their shares. Although the Company has no presentintentions to issue ant shares of its preferred stock, there can be an Assurance that the Company will not do so in the future. See Description of Securities.


ITEM 3                      RISK FACTORS

NO DIVIDENDS:
9.Management does not anticipate the payment of any dividends in the immediate future.Immediate Future being described within Two years from the date of this offering, however this could change if the Earnings for the company are greater than management anticipations For the first two years of operations.

ITEM 4                   USE OF PROCEEDS

The funds will be used to purchase the technologies and equipment necessary for the construction of a tire pryolysis plant and the location. The equipment and technologies will be purchased through`TIRENERGY 116 Male Street WINDGAP PENNSYVALINA 18091 Phone 610 863 6159
The Contact person is Mr. KEN ROBERTSON has developed advanced technology that will allow the extraction of a greater percent of oil, Carbonblack from each tire and with the use of all gases produced by the plant. This will increases the efficiency of the plant which results in more profit. The net proceeds to the company from the sale of the units offered are expected to be $2,850,000,after deducting selling commission and expenses and other costs of the Offering estimated to be $ 150,000.00 SEE DILUTION PAGE 6. The company intends to use the net proceeds of this offering as follows.
Example of Funding Requirements For a 3ton per hour Plant
$4.3 Million dollars, Percent of Total: 68.25%
4.3 Million for each 3 Ton/hr reactor, the proprietary technologies, research and development and the peripheral equipment required for tire pryolysis.

One Million Five Hundred Thousand Dollars, ($1.5 Million each site) Percent of Total: 23.81 For the purchase of site locations, lab equipment weight scales, rolling stock, site improvements, oil refinement, equipment, etc.

Operating Capital: $500,000 Percent of Total 7.93%
($500,000.00 each site)
All of these items have the same priority, for without one the other will not function. All of the funds raised from this offering will be for the purposes stated above. If all of the securities are not sold, 1,400,000, 0NE- ONE Ton Per Hour Per PLANT This offering is for funds to build One One Ton Per Hour Plant.
If only (750,000) units are sold, 1/4 of the amount necessary to build one one ton plant per hour plant ($3,000,000)
Management will use these proceeds minus the brokers discount 50cents per share ($150,000) to make a down payment on the plant and finance the remaining $2,250,000 at 10% per annum for 10 years with a yearly payment of $777,83960.This plan with the debt service will have a potential of a first year dividend. SEE PROJECTIONS: tem 2.page 24. A1so, See
Alternate Plan under Management Opinion, page 20.

In regard to the use of proceeds from this offering, the company is aware of and will comply with Reg 230.463, (Form
SR) 228,512, (3), of the Act.


DIVIDENED STAEMENT

The company, being a newly organized company, has not obtained sufficient financial operating history to pay a dividend. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The company does anticipate paying dividends in the foreseeable future.
SEE PROJECTIONS.

Item 5          DETERMINATION OF OFFERING PRICE

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE SECURITIES AND THERE IS NO ASSURANCE THAT active PUBLIC MARKET FOR THE SECURITIES WILL DEVELOP OR CONTINUE AFTER OFFERING.THE FACTORS THAT MANAGEMENT USED IN DETERMINING THE OFFERING PRICE ARE THE AMOUNT OF FUNDS REQUIRES TO PURCHASE THE NECESSARY EQUIPMENTAND
TECHNOLOGIES AND THE PHERIPHERAL ITEMS TO CONSTRUCT AND OPERATE TWO PYROLYSIS PLANTS.

The price of each share has been determined by public.
Which IS ACCEPTABLE BY THE PUBLIC AND BY THE PRICE OF SECURITIES
OFFERED IN THE MARKET PLACE AND THE POSITIVE ATTITUDE OF THE
PUBLIC TOWARD SHARES IN THIS PRICE RANGE.





ITEM 6                DILUTION

At the time of this offering the company has no Market Makers, Brokers, Dealers or Underwriters.
Management does anticipate in the very near future employment of these services.
Management therefore will set aside 50 cents per share to be paid for these services or the equivalent of $150,000 (300,000 units x 50 cents per share).
If all shares are sold, the company will receive proceeds of $2,850,000, after the Brokers discount. In that event, there will be 330,000 outstanding shares, having a net book value of $ 8.63 per Share. Divide $2,850,000 by 330,000 shares outstanding.
$10 per share, paid by the public this equals a dilution of$1.37 per share paid by the public.


The following graph illustrates the comparative securities ownership if all the securities are sold.

Public investors in this offering will own 300,000 shares for which they have paid an aggregate of 2,850,000 dollars. 90%
Present shareholders will own 30,000 shares (for which they will have paid in an aggregate of cash and services of $30,000 5%

In the event, only the minimum $1,500,000 is raised from the offering, (150,000 shares sold). ($10 per share) 50 cents per share will be set aside for Underwriting fees. Management will reduced its shares From 30,000 shares to 15,000 shares. Management will then own 5% of the issued and outstanding shares. The Public Will own (90%) of the issued and outstanding shares.

This will leave a balance of $1,424,000, after brokers discount which will be used as a down payment on the plant.
SEE PROJECTIONS, PAGE 24 MANAGEMENT DISCUSSION, PAGE 19A

DILUTION PAGE 6A

Item 7         SELLING SECURITY HOLDERS


THERE ARE NO SELLING SECURITY HOLDER IN THIS OFFERING
ITEM 8          PLAN OF DISTRIBUTION.

THE SECURITIES WILL BE OFFERED ON A BEST EFFORTS BASIS.
THE SECURITIES WILL BE OFFERED TO THE PUBLIC BY MANAGEMENT, UNTIL BROKERS, DEALERS, UNDERWRITERS CAN BE OBTAINED FOR THESE SERVICES, ALL NECESSARY AMENDMENTS REQUIRED BY THE COMMISSION WILL BE FILED IN A TIMELY MANNER UPON EMPLOYMENT BY MANAGEMENT OF THESE SERVICES STATED ABOVE. SEE DILUTION PAGE 6.

OTHER DISTRIBUTIONS

These securities will be offered to the public by Management until Brokers, Dealers Underwriters, Finders can be obtained for these services. All necessary amendments required by the commission will be filed in a timely manner upon employment by Management of the Services listed above. See Dillution page 6a


DEALER COMPENSATION
The Company will agree to pay to the dealer.
If any the industrial standard fee for handling security transactions.
DISCRETIONARY ACCOUNTS

At the time of this filing there are no underwriters, therefore there are no discretionary accounts of underwriters


ITEM 9            LEGAL PROCEEDINGS.

THERE ARE NO LEGAL PROCEEDINGS PENDING AGAINST THE COMPANY NOR IS ANY EXPECTED OR ANTICIPATED.

ITEM 10    DIRECTORS EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS

DIRECTORS OFFICERS CONTROL PERSONS
NAME              AGE   POSITION
ALBERT PITTMAN    60    CHAIRMAN OF THE BOARD,PRESIDENT AND
DIRECTOR OF THE COMPANY

VICE PRESIDENT AND DIRECTOR OF THE COMPANY
Michael McDonald 59

EACH OFFICER IS ELECTED FOR A PERIOD OF TWO YEARS

THE PRINCIPAL BUSINESS EXPERIENCE OF EACH OFFICER AND DIRECTOR
IS AS FOLLOWS:

MR PITTMAN:
EDUCATION: BS DEGREE FROM MCMURRY UNIVERSITY, ABILENE, AND TX
SOCIOLOGY/MINOR PSYCHOLOGY ASSOCIATE DEGREE FROM CENTRAL STATE COLLEGE DEGREE IS IN FINANCE.
EXPERIENCE: HAS OWNED AND MANAGEMENT SEVERAL SUCCESSFUL
BUSINESS IN THE PAST.

Item 10: Directors EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSON MICHAEL MCDONALD:
EDUCATION: HIGH SCHOOL   1957
SMALL ENGINE REPAIR SCHOOL 1981
CHICAGO TECHNICAL INSTITUTE.BUILDING CONSTRUCTION, BLUE PRINT
READING BUILDING ESTIMATOR.1965

EXPERIENCE: MR MCDONALD HAS BEEN INVOLVED IN THE MANAGEMENT
AND CONSTRUCTION OF LARGE SCALE BUILDING OPERATIONS SUCH AS NURSING HOMES, SUBDIVISION DEVELOPMENT.MR MCDONALD HAS A STRONG BACKGROUND IN COMPUTER PROGRAMING AND CONSTRUCTION OF COMPUTERS.
Mr. McDonald strong computer skills and management skills will be a strong asset to the company.

ITEM 11

Security Ownership OF Certain Beneficial Owners and Management

The following table sets forth certain information with respect to each beneficial owner of 5% or more of the outstanding shares of the Common stock of the Company, each director of the company and all officers and directors of the company as a group.


Name and address       Number     Percent of    Percent of
Class
of beneficial owner   of Shares   Class Before      After
the offering    the offering
Albert Pittman         15,000         50%            5%
2874 Pine
Abilene, Texas

Mike Mc Donald         15,000         50%            5%


All directors and officers as a group (2 persons)

Unless otherwise indicated, the Company believes that all persons named in this table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

ITEM 12                  DESCRIPTION OF SECURITIES

The total authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.001per share and 4,000,000 shares of Preferred Stock, par value $.001 par value and 1,000,000 non-voting shares par value$.001. The following descriptions of the capital stock are qualified in all respects by reference to the Certificate of Incorporation and By Law Of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.
Upon the consummations of this offering there will be 330,000 shares Of Common Stock Issued and no shares of Preferred Stock or non-voting stock issued and outstanding.

Common Stock

The holders of Common Stock will elect all directors and are entitled to one vote for each share held of record. All shares of Common Stock will participate equal in dividends, when, as and if declared by the Board of Directors and in net assets on liquidations All shares of common Stock presently outstanding are, and the shares of Common Stock offered. The shares of Common Stock have no Preference, conversion, exchange, preemptive or cumulative rights.

PREFERRED STOCK.

THE COMPANY IS AUTHORIZED TO issue shared of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly the Board of Directors is empowered without shareholder approval to issue shares of Preferred Stock rights which could adversely affect the voting power or rights of the holders of common stock. In the event of issuance the shares of Preferred Stock could be utilized under certain circumstances as a method of discouraging delaying or preventing a change in control of the Company. The Company has no intention at this time to issue any shares of its preferred stock.

Non-Voting Stock
Non Voting Stock will be issued for service performed, contracts for services to be performed. Promissory notes, etc. The Stock may also be used to acquire stock from companies that are in a defacto mode, the purpose of Non Voting Stock is to keep from diluting the voting common share of the company. While issued non-voting stock may dilute the amount of stock outstanding, it will not dilute the voting rights of Common Stock.

ITEM 13

INTEREST OF NAMED EXPERTS AND COUNSEL

AT THE TIME OF THIS REGISTRATION STATEMENT AND PROSPECTUS THE
COMPANY HAS NO EXPERTS OR COUNSEL HIRED ON A CONTINGENT BASIS,
NOR ARE THERE ANY EXPERTS OR COUNSEL EXPECTED TO BE HIRED ON A
CONTINGENT BASIS.

ITEM 14
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

THE Company IS ORGANIZED UNDER THE LAWS OF NEVADA.
NEVADA LAW EXPRESSLY AUTHORIZES A NEVADA CORPORATION TO
INDEMNIFY IT OFFICERS AND DIRECTORS AGAINST CLAIMS OR LIABILITIES ARISING OUT OF SUCH PERSONS CONDUCT AS OFFICERS OR DIRECTORS IF
THEY ACTED IN GOOD FAITH OR MANNER THEY REASONABLE BELIEVED TO
BE IN OR NOT OPPOSED TO THE BEST INTEREST OF THE COMPANY.
THE COMPANY INTENDS TO INDEMNIFYITS OFFICERS AND DIRECTORS TO
THE FULL EXTENT PERMITTED BY NEVADA LAW. IN SO FAR AS SUCH INDEMNIFICATION MAY BE DEEMED TO INCLUDE ANY CLAIM OR LOSSES
ARISING OUT OF ANY VIOLATION OF FEDERAL SECURITIES LAWS OR REGULATIONS, THE COMPANY HAS BEN INFORMED THAT, IN THE OPINION
OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES AT OF 1933,
AND IS THEREFORE UNENFORCEABLE.IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES OTHER THAN THE
PAYMENT BY THE SMALL BUSINESS ISSUER OF EXPENSE INCURRED OR
PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE SMALL BUSINESS ISSUER IN THE SUCCESSFUL DEFENSE OF ANY ACTION,
SUIT OR PROCEEDINGS IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE SMALL BUSINESS ISSUER WILL, UNLESS IN THE
OPINION OF IT'S COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES act AND WILL BE GOVERNED BY THE
FINAL ADJUDICATION OF SUCH ISSUED.


ITEM 15.      ORGANIZATION WITHIN THE LAST FIVE YEARS

THE COMPANY IS A NEWLY ORGANIZED COMPANY AND HAS NOT BEEN IN
OPERATIONS FOR FIVE YEARS.SEE MANAGEMENT DISCUSSION PAGE.

DESCRIPTION OF BUSINESS:
ITEM 16

THERE ARE NO BANKRUPTCY RECEIVERSHIP OR SIMILAR PROCEEDING.
THERE HAVE BEEN NO MATERIAL RECLASSIFICATION, MERGER,
CONSOLIDATION OR PURCHASE OR SALE OF A SIGNIFICANT AMOUNT OF
ASSETS NOT IN THE ORDINARY COURSE OF BUSINESS.


ITEM 16            DESCRIPTION OF BUSINESS

THE COMPANY The Company was formed in January of 1994, but not incorporated until September 1994
PRODUCT:  Waste Tire Chips
BY-PRODUCTS: Oil, Carbon Black, Steel, Methane gas MARKET
Sold on the open market to users of these products:
Extender Oil, Carbon black and the plastic industries.

GOVERNMENT REGULATIONS
The Texas Natural Resource Conservation Commission, (TNRCC) Under Article 3,of the Recycling Act, Section 361.486 has announced to the public that all companies involved in the shredding of tires must have an end use for their products or the TNRCC, will not fund their shredding operations. The effect mandate of this Senate Bill is Jan 1,1996.
SEE EXHIBIT A.

COMPETITION
At the writing of this prospectus and the date of the offering there is no competition in the State of Texas in regard to tire pyrolysis.

SOURCE OF THE PRODUCT

The source of the material will come from the nineteen tire shredders that are located throughout the State of Texas.

LOCATION
The proposed pyrolysis plants are to be located in or in close proximity (less than two hundred and fifty miles) to large metropolitan areas, the Dallas- Ft.Worth Metroplex and the Austin-San Antonio area.

STATE PERMITS
Approval for the Tire Pyrolysis permit will come from the Texas Natural Resource Conservation Commission. This approval will come after the required fees and engineering plans have been submitted to this agency. No resistance to approval of the required permits is expected for this operation. The attitude of the State and Federal Governments is favorable to all types of environmental and recycling projects SEE RISK FACTORS.PAGE 4

ITEM 16                     RESEARCH AND DEVELOPMENT COST

In the last several years, the cost of the research and development of the refinement process necessary to produce the higher grades of by-products has been borne by the operation group, (see operating group) from whom the management will purchase the plant and technologies* This cost is not available to management but is included in the purchase price of the equipment. The cost is borne by the security holders of the company. Ultimate1y the investor and consumer are always the one to bear the cost of research and development.

COST OF FEES
Registration and Engineering fees required by the TNRCC should not exceed $35,000 Do11ars.This includes State, Federal, and Local fees.

EMPLOYMENT
One plant will employ a minimum of twenty-five people and a maximum of thirty-five people. These positions will command a wage that is above the average wage in most counties throughout Texas.

BACKGROUND TO THE U.S. TIRE DISPOSAL PROBLEM

The population of the U.S. disposes of over one tire per person per year, which amounts to 350,000,000 tires per year, not to mention the 3,200,000,000 tires currently stored above ground in illegal dumps. These tires must go to a solid waste disposal facility, which is usually a landfill. Tires make up 2% of the solid waste in the U.S.; Texas alone generates 17,000,000 tires per year or 159,000 tons per year of tires that can be recycled. Tires cannot be recycled into the industry because of the varying types of rubber used in different parts of the tire, as well as different rubber compounds used in competing brands of tires* However, the recycled components, carbon, steel and oil can be recycled into many other industrial rubber and plastic goods. The market is very strong for these recycled commodities. Whole tires that have been buried in landfills have air trapped inside the tire and are beginning to come to the surface after years of disposal.

Stacked tires catch rain water and are prime breeding spots For mosquitoes and are a severe Tire hazard Consequently, there is now a limit on the number of tires that can be stored above ground and whole tires can no longer be put in land fills. In some instances, tires are being burned for fuel and while this recovers one-third (1/3) of the economic value, it is not as efficient as it should be About 15@ of the surplus tires available every year can be recycled as tire chips but it is currently very limited, and the technology uses nitrogen which is very expensive. Almost all metropolitan areas are currently paying or are preparing to pay for assistance in recycling old tires. Most of these payments are to companies who are shredding or quartering the tires and then returning to the city landfill. The most popular method of disposal, at this time, is to prepare the tires so that they can be legally put in landfill is. This involves cutting the tires into 4 pieces or shredding them into small pieces; but this amounts to approximately 164,00,000 cubit feet per year of land fill space, and over 90,000,000 NMBTU per year of energy that could be recovered This is equivalent to over 250 gas wells, each of which produces one million cubic feet of gas per day.



ITEM 16                THE RECYCLING PLAN


Waste tire recycling will present many opportunities in the future. Tire Derived Products, Inc. has investigated several tire recycling technologies over the past year. Many of these appear viable but most are still in the research and development phase. Tire Derived Products believes that Tire Pyrolysis and Recycling (TPR) is the most efficient and profitable method of recycling old tires. In the pyrolysis of tires, the tires are heated, in the absence of oxygen, to a temperature high enough to convert the solid rubber to a hydrocarbon vapor. One hundred percent of the tire will be pyrolyzed. The vapors can then be condensed to produce a liquid fuel and the remaining vapors can be used as a gaseous fuel. The carbon black is recovered as a solid product and the steel is recovered and sold as scrap. A 3-reactor (3 ton/hr) plant is the optimum size plant that should be constructed with today's knowledge of TPR technology. The units should be spaced in areas such that the maximum tire hauling distance is under 300 miles. Tire Derived Products, Inc. will have the exclusive rights to proprietary TPR technology immediately after the contract is signed with the operating group. When TDP is satisfied with the economics of the first venture, (two plants) additional facilities will be constructed.

THE TECHNOLOGY


The pyrolyzation of tires requires considerable chemical engineering technology, all of which is proprietary; the number of other competitive methods that have been proven successful in commercial application is very limited.
Tire Derived Products, Inc has investigated several technologies and feels that the one presented here is the most attractive. Five plants utilizing this technology have experienced successful operation in the U.S. and Europe.

THE PROCESS

The tires are first shredded into pieces approximately 1" to 2" in diameter which can be fed to the processing facility. The shredded rubber is used as the feedstock for TPR. The shredded rubber enters the pyrolysis chamber, on a continuous feed basis, through a series of air locks which keep the chamber free of excess oxygen. The hydrocarbon vapors flows to a condensing unit and are then fractionated into the marketable products. The pyrolysis process leaves a granular "char" after the lighter hydrocarbons are vaporized.The char is pulverized and fed across a magnet to remove the steel. A centrifuge is used to remove the small amount of nylon and other non-metalic cord materials, which are the only parts of the tire taken to a landfill. The remaining char can be sold as carbon to the plastic industry, or converted to high quality carbon black and sold for other uses such as a copy machine toner. Twenty-five to thirty percent of the energy is used as fuel in the process for the heater and a co-generator for electrical power requirements.
The process is environmentally clean and the only effluent to the air is the exhaust gases from the heater and engine which are environmental1y safe. No liquid waste is generated and the nylon particle are inert and can be taken to a solid waste non-hazardous landfill. A 3-ton reactor plant will process
7,200 tires per day at 80 efficiency, which is the yearly volume from an estimated population of 2,000,000 people. In addition to the current production of used tires literally billions of tires are currently stored above ground, which have to be recycled.


PRODUCT AVAILABILITY
ITEM 16
At the writing of this Prospectus there are 19 Tire shredding companies that are registered within the Texas Natural Resource Conservation Commission. Waste Tire Division,
There is a estimated 45 million tons of tire shreds that are on the ground in the State of Texas. Texas with its waste tire problem has the capacity to support eight-tire pyrolysis plant within its boundaries. There is no shortage of supply of product foreseen in the near future by management.


ITEM 17.         MANAGEMENT DISCUSSION AND PLAN OF OPERATIONS

PURPOSE OF OFFERING
To Purchase the Technologies and Plant equipment and to employ the necessary employees to operate a Tire pyrolysis plant.

EMPLOYEES
There are no employees now. The company will expect an increase of 20 employees when a plant is in operation.

NEED FOR ADDITIONAL FUNDS
The plant is expected to cash -flow immediately after it is in operation Management is satisfied that there will be no need to raise additional funds in the next twelve months.

TECHNOLOGIES AND EQUIPMENT
The basic technologies to be purchased have been in operation for several years in the State of Pennsylvania and Washington State.
OPERATING HISTORY
This basic technology now in operations has a successful cash
Flow history.
PRYOLYSIS
Pryolysis of all types has been around for years, however,the efficiency of pryolysis has been improved over the last four years by the operating group as it relates to the refinement of waste tire by- products. And the efficiency of operating a pryolysis plant, which includes a proprietary process that recovers a greater percent of waste tire by-products.

IMPROVEMENT OF TECHNOLOGIES
The improved technologies to the by-products have been developed by the operating group and include the refinement of oil to an extender oil and carbon black refined to a higher quality of carbon b1ack*These products are in high demand for the plastic and other industries* with these improvements, the revenue of the plant should expand to the anticipated projection predicated by Management, SEE PROJECTIONS PAGE 21,EXTENDER OIL EXHIBT PAGE

RESEARCH AND DEVELOPMENT
The company will set aside funds for the purpose of future research and development. The amount of funds to be set aside will be determined by the Board of Directors.


ITEM 17
REQUIREMENTS OF THE COMPANY
This company comes to the public market place and asks for capital to develop a proven waste tire project,not for money to pay off debt.

STRENGTHS OF THE PROJECT
DEMAND IS IN A CRISIS SITUATION
Considering the backlog of 3.2 billion tires currently stored above ground, along with the daily generation of used tires, the U.S. currently has a need for over 200 TPR plants such as this and to our knouledge, 1ess than 5 exist.
PUBLIC DEMAND
Most citizens and public officials recognize the need for waste recycling to cope with the U.S. energy crisis.
There is overwhelming support for the application of TPR technology which converts a waste to usable energy.
PROVEN TECHNOLOGY
The process has been thoroughly tested through the successful operation of five TPR plants.
THE MARKET FOR PRODUCTS
The products, which are fuel oils, methane gas, scrap steel and carbon black are currently used every day by industries too numerous to mention.
ENERGY RECOVERY
TPR recovers approximately 277,000 BTUs of usable energy from each tire and will therefore have a positive impact on the energy crisis in the U.S.
ATTRACTIVE MARGINS
Using what we consider to be conservative assumptions, the gross yearly revenues (before tax and pre-debt service) for a 3-reactor plant are $5,549,600.

SEE PROJECTIONS. Page 21.
A NET POSITIVE IMPACT ON THE ENVIRONMENT
The process recycles solid waste into usable products which are in short supply in the U.S., and has no objectionable effluents to the environment.
QUICK START-UP
The manufacturing time for the equipment is about six months with about one month of set up time. This is about the same time frame required to acquire EPA and State permits for the process.
PERMITTING.
Because the process is so environmentally clean, it has been permitted in three states with permitting times of less than five months, which is about the same time required to manufacture the equipment.







ITEM 17                         CAPITAL
This company, being a newly formed company is debt free. Management assures all subscribers of these securities that all funds raised from this project will be for the reason stated under Use of proceeds. SEE USE OF PROCEEDS.
POTENTIAL FOR GROWTH
The State of Texas has a capacity for eight plants. However the company will not limit its operations to the State of Texas.
COMPETITION
At the writing of this prospectus management is not aware of a Tire Pyrolysis operations in the State of Texas.
PLAN OF DEVELOPMENT
Management will construct and operate a 1 Ton per hour plant, if only one fourth of the funds from this offering are raised. ($750,000)75,000 shares sold to the public at$10.00(per share) $712,500 after brokers (50cents per share)discount
SEE DILUTION Page.
Management will use these proceeds to
make a down payment on the plant and finance the remaining $2,250,000 10% per annum for 10 years, after debt services and expenses the earnings,this plan has a potential of a first year dividend.

From this offering Management will construction and operation a One Ton per hour plant, If only one fourth of the funds necessary to construct a 1 ton plant, ($750,000) are raised (75,000 shares sold to the public) at $10.00 per share). $712,500 after brokers discount. SEE DILUTION; PAGE 6. The cost to build and construct a one ton plant will be approximately $3,000,000,the remaining balance will be financed for 3 years at 10% per annum, after debt services and expenses the per share earning from this plan has a potential of$1.92 per share. See PROJECTIONS. Page 21
PUBLIC PROBLEM
Waste tire accumulation is a public problem. The public has a right and need to participate in this project and reap any Benefits from the project Hence the public offering.
PRUDENT RISK
Management conclusion is, this is a prudent project with risk.

OPINION OF MANAGEMENT
As stated before, the above is the opinion of management A11 subscribers should see RISK FACTORS, Study the project in detail before making a decision to subscribe to the securities of this Company.
THE OPERATING GROUP
The Operating group will operate and assists in the management of the plant,A written contract has not been entered into as of the writing of this prospectus but will be negotiated upon the following conditions.
That this offering is successful in its entirety.
That the amount of the offering is at least 1/4 ($1,550,000) of the amount necessary to build a plant .SEE: MANAGEMENT DISCUSSION. Management has entered into Page 18 A Mutual verbal agreement. With the group that if the offering raises the monies necessary to beqin construction of a plant, then a written contract will be negotiated, The group will receive a percentage of the net yearly cash flow for their expertise and knowledge of refining and marketing the by-products to obtain the best prices at the market place. This group will consist Of the Management team which is currently operating the Pyrolysis plant in the State of Pennsylvania.





VISITS TO THE PLANT
This will be at the subscribers expense and is based on a five-day notice. Management suggests common sense on the request to tour the plant.Weather conditions,prior tours arranged, Busy working schedule etc may effect a prompt visit to the plant.

INQUIRIES
Management encourages all inquires into the project to call
915-675-6126   MANAGEMENT Will arrange -For trips to see a
Working PLANT.

MANAGEMENT STATEMENT
To the readers of this prospectus please note that this offering is for $3,000,000 Dollars. This is the amount required to purchase the necessary equipment to operate a ONE Ton per hour Tire Proyliss plant.
The orginal prospectus was written to purchase 3 3ton per hour plants; therefore there are projections and statements throughout the prospectus that refer to 3 ton per hour plant. Please see projections Financial Pro forma for a one ton per hour reactor tire Proyliss plant.

Please note that the payment of $7 per ton for tire chips has been eliminated.

The company now will be paid the amount of One dollar per tire for accepting tires through out the State of Texas. This equate to $100 per ton paid to the company as 0ne tire equals twenty pounds.100 tires equals one ton.
Thus the amount of this project is even more profitable than when management first began it analysis of this project.




PROJECTIONS
These Financial Projections are based on the Following facts obtained by the Company: THESE FACTS OBTAINED FROM THE SELLER
OF THE PYROLYSIS TECHNOLOGY 3 TON REACTOR PROCESSES 2.5 Million Tires per year. COMPONENTS OF TIRES OIL CARBON BLACK STEEL METHANE GAS. One tire has the equivalent of 3/4ths of a gallon of oil in it. This obtained from information available to the public from the Dept of Energy, Washington DC.UTILIZATION BULLETIN
See Financial Pro Forma For a Three-Rector (Three Ton /Hour)

Additional information on Scrap Tires/Tire Pyrolysis is available to the public from, The Dept of Energy, Washington
DC.Waste Tire, Utilization, Bulletin Category; UC-95 EGG-
222410.


If the above facts are true, and Management has no reason to believe they are not, then the following would be a correct assumption
2/1/2 MILLION TIRES WILL YIELD AFTER PROCESSING PER YEAR.
Steel        Oil              Carbon Black       Methane gas
1048 TONS   1,342,000 GAL     5,242 TONS         200 MILION CF

SEE FINANCIAL PRO-FORMA FOR A 3-REACTOR (THREE TON/HOUR),
PLANT. (A detailed history of Waste tires can be received by Writing to The Dept of Energy, Washington D.C. requesting
Waste tire documents)

To illustrate the strength of this project management will use three different scenarios.

Item l. income projections from a 3 ton per hour plant with the refinement of the by products which allows for premium price for the by products.

Item 2. 1ncome projections for a 3ton and One Ton per hour plant. With annual payments.

Item 3. Current market prices for Unrefined by-products.


PROJECTIONS
Item I
FINANCIAL PRO-FORMA FOR A 3REACTOR(THREE TON/HOUR CAPACITY
TIRE PYROLYSIS PLANT, PURCHASE TIRE SHREDS TO PROCESS
FOR OIL AND GRADED CARBON
CASH FLOW SUMMARY
REVENUE:
Product            QUANTITY      UNIT REVENUE: GROSS YEARLY REVENUE
Tire Pyrolysisi
Oil                 1,342,00 GAL    $ 1.20 /ga1    $1,610.400
Carbon Black           5,242 tons       $0.20/1b   $2,096.640
Steel                  1,048 tons        $.03/1b       62,900
Methane Gas            200 Million        1.50        300,000
Cubic Ft (CF) thousand CF
TOTAL                                              $4,069.940

EXPENSES

DIRECT COSTS.

DIRECT LABOR                                     $329,000.00


SHREDS at $7 Ton                                 $147,000.00

REACTOR (P&M)                                    $ 96,000.00

SUBTOTAL DIRECT                                   $572,000,00

INDIRECT COSTS
Misc. (P&M)                                         18,000,00
SG&A                                               585,930,00
Facilities                                          50,000.00
SUB TOTAL INDIRECT;                               $653,930.00
TOTAL INDRIECT AND DIRECT:                      $1,225,930 NET YEARLY
CASH FLOW (Before Tax and Pre Debt Service        2,844,00.00



Note:                      PROJECTIONS.
These cash flow projections are based on operations the plant
At 80% efficiency or 7,008 hours running time,the following cost assumptions were used in the projections.

Direct Costs Includes: Facilities $5.00/sgft

Labor   $20,000 per man-year.

Indirect Cost Include: SG&A      15% of Sales.

Based on a 12-year life of equipment and the associated cash flow, this project has cash pay out of 14 months. The internal rate of return for this project is 90.5% annually.


PROJECTION FOR PER SHARE EARNINGS
(UNDER THIS SCENARIO)


NET YEARLY CASH FLOW       $4,323,670
TOTAL INCOME (BEFORE TAXES) $4,323,670

OPERATING GROUP FEES: 25%   $ 1,080,917.50

NET TOTAL INCOME           $3,242,752.50
Before taxes

SHARES OUTSTANDING: 1,400,00
TO THE PUBLIC, 300,000  MANAGEMENT   30,000 Outstanding shares

PROJECTED PER SHARE EARNING:     $1.62

DIVIDEND STATEMENT

WITH THE COMPANY HAVING NO DEBT TO SERVICE AND THE LOW
OVERHEAD THAT MANAGEMENT WILL ENFORCE.MANAGEMENT ANTICIPATES A
DIVIDEND PAID TO ITS SHAREHOLDERS AFTYER THE FIRST YEAR OF
OPERATIONS.
THE COMPAMY BELIEVES THE ABOVE PROJECTIONS TO BE ATRUE AND
ACCURATE PORTRAYAL OF EARNINGS THAT THE PLANT WILL EARN
OPERATING ANY UNSER ANY ONE OF THE THREE SCENARIONS.

HOWEVER ALL SUBSCRIBERS OF THESE SECURITIES SHOULD CONSULT
THEIR FINANCIAL ADVISOR, ATTORNEY AS TO THE ACCURACIES OF
THESE PROJECTIONS. ALSO SEE RISK FACTORS, PAGE FOUR.


Item 2 a
If only one fourth of the amount of monies required to build a plant is obtained from this offering: 750,000.($712,500) after brokers discount, SEE DILUTION; Management will use its plan to construct and operate One-3 Ton Reactor plant. The following scenario would be initiated. This projection uses the prices to be received when the by products are refined and sold at the projected price for the refined by products. The $750,000 would be used by the company as a down payment on the required amount of $3,000.00 for the purchases of the plant/and the oil refinement peripheral equipment.

Amount to be finance
$4,905,000  10 years  10 $777,839,60
Net Yearly Cash Flow $3,242,752.50
SEE FINANCIAL PROFORMA FOR  A 3 REACTOR/THREE TON/HOUR
CAPACITY           Net Yearly Cash Flow $ 2,464,912.90
After Payment Deduction
Total Net Yearly Cash Flow $2,464,912.90
300,000 SHARES will have been sold to the public using this scenario.
With the plant being the only indebtedness that the company Will have and With the efficiency With Which management Will operate the company. Management believes even with the indebtedness of the plant. The per share earnings under this plan will be able to support a dividend to the subscribers of the company's securities.
Management may elect to build a One Ton per hour plant IF only one fourth of the fund necessary to build a 3-ton plant is raised from the offering. (1,550,000 ($l, 395,000) after brokers discount. SEE DILUTION: The cost of the one-ton plant is $2,250,000. The amount to be financed will be $855,000. SEE PAGE 25.

FINANCIAL PRO FORMA FOR A ONE REACTOR (ONETON/HOUR CAPACITY
TIRE PYROLYSIS PLANT.
PURCHASE TIRE SHREDS TO PROCESS FOR OIl AND GRADED CARBON

PRODUCT
PRODUCT          QUANITY   UNIT REVENUE    GROSS YEARLY REVENUE
Tire Pyrolysis    556,500,000    $1.20          $667,800.00
Oil
Carbon Black,  3,115,400 1bs     $0.20/1b       $623,992.32
Methane Gas    166 Million $1.50/thousandCubic   $ 9,900.00
Steel           700,000lbs     0.03lb             $21,000
GROSS YEARLY REVENUE TOTAL;                      $1,322,692.30

EXPENSES
DIRECT COSTS:
DIRECT LABOR:                               $164,500,00
PURCHASE SHREDS S) $7 per ton 7,000 tons     $49,000.00
REACTOR (P&M)                               $ 16,000.00
SUB TOTAL DIRECT Cost                       $229,500.00

INDIRECT COSTS:
MIS.(P&M)                                  $ 6,000.00
SG&A                                        100.000.00
FACILITIES                                  $ 50,000.00
SUB TOTAL INDRIECT                            $156,000.00
GROSS YEARLY REVENUE:                $ 1,322,692.30
TOTAL DIRECT AND INDIRECT EXPENSES:    $385,500
GROSS YEARLY REVENUE AFTER EXPENSES:     $937,692.30
$855,000) 10% 3 YEARS, DEBT SERVICES:  $331,061.47
ANNUAL GROSS AFTER DEBT SERVICE AND EXPENSES;   $ 606.630.83
PROJECTED PER SHARE EARNINGS: $1.95   300,000 SHARES
OUTSTANDING TO THE PUBLIC
ITEM 3
PROJECTIONS;

TO show the strength of this project,Management Will use the lowest current market prices paid for the by-products to
establish the following projections:
PRODUCT           QUANTITY       UNIT REVENUE      GROSS YEARLY
CARBONBLack     6,100 tons      $0.ll/lb ($220/ton) $1,342,000.00
Oil            2,589,870 gal;   $0.25 gal               647,467.50
Steel             696 tons        $.03/1b ($60/ton      41,760.00
Methane Gas       84 Million     150 thousand CF         126,000.00

TOTAL                                                 $ 2,031,227.50
EXPENSES
DIRECT COSTS
Direct Labor                                           $329,900.00
Shreds $7/ton                                          $147,000.00
Reactor(P&M)                                           $ 96,000.00
SUB TOTAL DIRECT                                       $572,000.00
INDIRECT COSTS
Mis (P$M)                                               $18,000.00
Facilities                                               50,000.00
SG&A                                                   $294,965.00
SUB TOTAL INDIRECT                                     $362,965.00
TOTAL EXPENSES:                                        $934,965.00
Net Yearly Cash F1ow before Tax Service):            $1,096,262.50

Note the SG&A in the above table is reduced 50% to $294,965. Under this scenario the prices achieved are not from the refined by products, and the operating group is not under contract. With the above scenario, 150,000 shares will have been sold to the public $10.00 per share. This equates to a projected share earning of 54 cents per share.





Item18                  DESCRIPTION OF THE PROPERTY


THE COMPANY IS LOCATED AT 2845 CEDAR STREET ABILENE, TEXAS.

THE CONDITION OF THE PROPERTY WHICH CONSISTS OF APPROX 2 ACRES
WITH A FIVE SUITE OFFICE AND A 70X 30 METAL SHOP BUILDING.ALL
BUILDINGS ARE IN A FAIR STATE OF REPAIR.

Item 19          CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS
     IN COMPLIANCE WITH 228.404 THERE HAS BEEN NO CERTAIN
RELATIONSHIP OR RELATED TRANSACTIONS INVOLVED IN THIS OFFERING.



Item 20   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

AT THE PRESENT TIME THERE IS NO PRINCIPAL MARKET OR MARKETS
FOR THE SECURITIES OF THIS COMPANY.
AT THE TIME OF THIS OFFERING THERE ARE NO OUTSTANDING
OPTIONS, WARRANTS, OR SECURITIES CONVERTIBLE INTO EQUITY OF
THE REGISTRANT.
THERE ARE NO SECURITIES OF THE REGISTRANT THAT WILL BE SOLD
PURSUANT TO RULE 144 OF THE SECURITIES ACT.
THE REGISTRANT HAS NO SECURITIES THAT ARE TO BE REGISTERED
UNDER THE SECURITIES ACT FOR SALE BY THE SECURITY HOLDERS.AS THIS IS A NEW OFFERING THERE ARE ONLY TWO HOLDERS OF SECURITIES OF THIS
COMPANY.THESE ARE COMMON EQUITY HOLDINGS.

THE ONLY RESTRICTIONS THAT WILL LIMIT THE PAYING OF DIVIDENDS
ON COMMON EQUITY OR THAT IS LIKELY TO DO SO IN THE FUTURE, IS
THAT OF QUARTERLY AND YEARLY EARNINGS OF THE COMPANY. SEE DIVIDENDS
STATEMENT.

ITEM 21  EXECUTIVE COMPENSATION
THERE ARE NO OFFICERS/DIRECTORS WHOSE YEARLY SALARY OR ANY
OTHER COMPENSATION THAT WILL EXCEED $100,000.


ITEM 22                              FINANCIAL STATEMENTS

FININCIAL STATEMENT;


ASSETS
Current assets.
Cash                             5,000
Assets held for sale            20,000


TOTAL ASSETS:                    25,000


LIABILITIES AND STOCK HOLDERS EQUITY

ACCOUNTS PAYABLE             $1,000

TOTAL CURRENT LIABILITIES                    $1,000

TOTAL LIABILITIES                            $1,000
STOCKHOLDERS EQUITY

COMMON STOCK ISSUED AND OUTSTANDING
Common Stock, $.001 par value,
20,000 shares Issued and out standing          200
Additional paid in capital                 $23,800
Total Stock holders equity                 $24,000
Total liabilities and stock holders equity         25,000



                     Consent of Expert and Counsel

Certain legal matters, including the legality of the issuance of the shares of the common stock offered hereby,are being passed upon for the company by JC Tracy PC
2825,Cedar,Street Abilene,Texas 79601.

EXPERTS
The consolidated balance sheet as of August 31 and the consolidated statements of income have been examined by Dunn and Dunn independent accounts Our examination was made in accordance with generally accepted auditing standards and accordingly, including such tests of the accounting records and other auditing procedures as we considered necessary in the circumstances.
In our opinion, the foremost financial statements present fairly the financial postion of Tire Derived Products,Inc Oct 31,2000 and have been prepared in conformity with generally accepted accounting principles.

ITEM 23      CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSERS.

THERE ARE NO CHANGES OR DISAGREEMENTS WITH ANY ACCOUNTANTS
OR FINANCIAL ADVISERS

EXHIBITS

TABLE OF CONTENTS PAGE 36.


SENATE BILL,NO 1051,TIRE RECYCLING PAGE 36.
A-1-A-5 PENNY STOCK INFORMATION PAGE 36.
A-6 IMPORTANT INFORMATION ON PENNY STOCK PAGE 37.

CARBON BLACK - EXTENDER OIL

SEC 361 486.Page 50
 Recycling Efforts(a) On and after January l,1996 -For all new amended and renewal processing registration applications,the processor, must identify those persons who will accept the processor's shredded scrap tire pieces for recycling or reuse,or to use the shredded scrap tires for energy recovery The commission shall reimburse a processor for only those shredded tires that the commission determines are committed to a legitimate end user. The above Sections pertaining to Senate BiH No 1051 may be obtain by writing to the Texas Natural Resource Conservation Commission.P0. Box 13087,Austin,Texas 78711-3087.Waste Tire Program.

APPENDIX 36A


CUSTOMER SUITABILITY STATEMENT
(Required for Penny Stocks)
Personal Information Name ______________________ Address_____________________ $Soc. Sec. Or TaxpayerlD
#________ Telephone: (Home)________ Marital Status:
Single____ Married. Age__________________________ Occupation
_____________________ Employer,_____________________ Address
Account #         (Business)Number of Dependents Position ____
Annual Income: (check one)   Below $ 20,000   $20,000 to $ 35,000
$ 35,000 to$ 50,000 ---$50.000 to $100,000   $100,000 to $200,000
0ver$ 200.000  Net Worth (excluding primary residence): (check one)
Below  $50,000 $ 50.000 to $ 100,000       $ 100,000 to $ 500,000
$ 500.000 to $ 1 million  Over $ 1 million
This form was included in NASD Notice to Members 90-65 (Oct.
1990) and has been revised by the author to reflect the change in the designation of the Penny Stock Suitability Rule from Rule 15c2-6 to Rule 15g 9 and the change in terminology from "Designated Securities" to "Penny Stocks."
" Generally, Penny Stocks are securities of insubstantial issuers selling for a net price of less than @5 a share that are not quoted on NASDAQ or listed on a U.S. stock exchange.
An issuer is a substantial issuer, and its securities excluded from the definition of Penny Stock,if it has average revenues of at least $6 million for the last three years OR, if it has net tangible assets of more than $2 million, if in continuous operation for at least three years OR $5 million in net tangible assets, if in continuous operation for less than three years. Investments in Penny Stocks are generally regarded as highly speculative in nature and could result in the loss of the customer's entire investment.
For joint accounts, a separate sheet containing the personal information requested in Section I must be completed for each joint account holder.


App. 36A-1

Liquid Net Worth (cash, equity securities, bonds, etc.):
(check one)
Below SIO.OO $10,000 to $25.000  $25,000 to $50,000
$50,000 to $100.000          Over $100,000
Sources of Annual Income as a percentage of total income):
Employment Compensation Investment Income
Other (please specify):
 New Account?  Yes    No   If
No. date account opened Source of Information for Section I
above: (check one)     customer     Other (please
identify):
INVESTMENT OBJECTIVES AND EXPERIENCE Investment
Objectives: (If more than one, give order of importance.
Income (Cash-generating, high dividend stocks and bonds)
Growth (Long-term capital appreciation) Safety of Principal/Income (Protection of investment plus income) Safety of Principal/Growth (Protection of investment plus growth) Speculation (High risk of loss) Other (please specify); Investment Experience:
Years of Trading
Type of Account
Dollar Amount of Experience Frequency Cash/Margin Average Trade Non-NASDAQ/nonexchange
Q 3 stocks priced less than $ 5 per share
D Other stocks priced less than $ 5 per share
D Stocks (other than above)
D Options
D Bonds    a Commodities
D Other (please specify):
source of Information for Section II above: (check one)
a customer    d Other (please identify):
36A-2 III. INVESTMENT ADVISER (If not applicable,check here) If there is no Investment Adviser for this account, check the box above and proceed to Section IV below. If you have retained an independent adviser to assist you in evaluation of the purchase of Penny Stocks in this account, please provide the following information:
Name of Adviser
Business Address
Business Telephone
Credentials/Experience (to extent known by customer) length of Time Adviser Has Advised Customer
OTHER INFORMATION
Customer may provide any other information he or she deems relevant to his or her financial status, investment objectives, or investment experience. Attach additional sheets if necessary.

App. 36A-3
V. SUITABlLITY DETERMINATION Dear Customer: Based on the Information provided in Sections I through IV above, regarding your financial situation, investment objectives, and investment experience, for the reasons set forth below, we have determined that transactions in Penny Stocks are suitable for you. In addition, we have determined that you have sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in Penny Stocks. The following analysis is the basis for this evaluation: (MUST BE COMPLETED)
Signature of Principal of Firm                   Date
UNDER SECURITIES AND EXCHANGE COMMISSION RULE 15c2-6. IT IS UNLAWFUL FOR US TO EFFECT THE SALE OF PENNY STOCKS TO YOU UNLESS WE HAVE: RECEIVED FROM YOU. PRIOR TO THE TRANSACTION, A WRITTEN AGREEMENT TO THE TRANSACTION. WE ARE REQUIRED TO PROVIDE YOU WITH THIS STATEMENT AS TO THE SUITABILITY OF TRANSACTIONS IN PENNY STOCKS FOR YOU. PLEASE READ IT VERY CAREFULLY. YOU SHOULD NOT SIGN AND RETURN THIS STATEMENT IF IT DOES NOT ACCURATELY REFLECT YOUR FINANCIAL SITUATION, INVESTMENT OBJECTIVES. AND INVESTMENT EXPERIENCE. OR IF YOU DO NOT UNDERSTAND THE BASIS SET FORTH ABOVE, OF OUR DETERMINATION THAT TRANSACTIONS IN PENNY STOCKS ARE SUITABLE FOR YOU.
Signature of Customer(s)                  .        Date
Signature of Customer(s)                          Date

Comments:
Note: Do not return this completed form to the brokerage firm via facsimile transmission or any other form of electronic transfer. The firm must have the original copy of this form before it can effect transactions in Penny Stocks.
App. 36A-4

IMPORTANT INFORMATION ON PENNY STOCKS
This statement is required by the U.S. Securities and Exchange Commission (SEC) and contains important information on penny stocks. Your broker-dealer is required to obtain your signature to show that you have received this statement before your first trade in a penny stock. You are urged to read this statement before signing and before making a purchase or sale of a penny stock
Penny stocks can be very risky.
Penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks often are unable to sell stock back to the dealer that sold them the stock. Thus, you may lose your investment. Be cautious of newly issued penny stock.
Your salesperson is not an impartial advisor but is paid to sell you the stock. Do not rely only on the salesperson, but seek outside advice before you buy any stock. If you have problems with a salesperson, contact the firm's compliance officer or the regulators listed below.
Information you should get.
Before you buy penny stock, federal law requires your salesperson to tell you the "offer" and the "bid" on the stock, and the "compensation" the salesperson and the firm receive for the trade. The firm also must mail a confirmation of these prices to you after the trade.
You will need this price information to determine what profit, if any, you will have when you sell your stock. The offer price is the wholesale price at which the dealer is willing to sell stock to other dealers. The bid price is the wholesale price at which the dealer is willing to buy the stock from other dealers. In its trade with you, the dealer may add a retail charge to these wholesale prices as compensation (called a "markup" or "markdown").
The difference between the bid and the offer price is the dealer's "spread.A spread that is large compared with the purchase price can make a resale of a stock very costly. To be profitable when you sell, the bid price of your stock must rise above the amount of this spread and the compensation charged by both your selling and purchasing dealers. If the dealer has no bid price, you may not be able to sell the stock after you buy it, and may lose your whole investment.
Brokers duties and customer's rights and remedies. If you are a victim of fraud, you may have rights and remedies under state and federal law. You can get the disciplinary history of a salesperson or firm from the NASD at 1-800-289-9999, and additional information from your state securities official, at the North American Securities Administrators Association's central number: (202) 737-0900. You also may contact the SEC with complaints at (202) 272-7440.

                                  AGREEMENT TO PURCHASE
UNDER SECURITIES AND EXCHANGE COMMISSION RULE 15c2-6, IT IS UN-LAWFUL FOR US TO EFFECT THE SALE OF THE PENNY STOCKS IDENTIFIED BELOW UNLESS WE HAVE RECEIVED. PRIOR TO THE TRANS-ACTION,A WRITTEN AGREEMENT TO THE TRANSACTION. By signing below, you are agreeing to the purchase of the shares identified below at a price that will be confirmed to you for your agreement by your account executive prior to execution of the transaction.
PENNY STOCKS:
Name of Issuer
 Type of
Security (common stock, units, warrants, etc.)
 Number of Shares
Signature of Customer(s)                           Date
Signature of Customer(s)                           Date
Signature of Registered Representative               Date
Page 26 App. 36A-5
FURTHER INFORMATION
THE SECURITIES BEING SOLD TO YOU HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. MOREOVER, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR THE MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAJNED IN ANY PROSPECTUS OR ANY OTHER INFORMATION PROVIDED BY AN ISSUER OR A BROKER OR DEALER. Generally, penny stock is a security that: is priced under five dollars; is not traded on a national stock exchange or on NASDAQ (the NASD's automated quotation system for actively traded stocks); may be listed in the "pink sheets" or the NASD OTC Bulletin Board; is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of $6 million for 3 years. Use caution when investing in penny stocks: 1. Do not make a hurried investment decision. High-pressure sales techniques can be a warning sign of fraud. The salesperson is not an impartial advisor, but is paid for selling stock to you. The salesperson also does not have to watch your investment for you. Thus, you should think over the offer and seek outside advice. Check to see if the information given by the salesperson differs from other information you may have. Also, it is illegal for salespersons to promise that a stock will increase in value or is risk-free, or to guarantee against loss. If you think there is a problem, ask to speak with a compliance official at the firm, and, if necessary, any of the regulators referred to in this statement.
Study the company issuing the stock. Be wary of companies that ave no operating history, few assets, or no defined business purpose. These may be sham or "shell" corporations. Read the prospectus for the company carefully before you invest. Some dealers fraudulently solicit investors' money to buy stock in sham companies, artificially inflate the stock prices, then cash in their profits before public investors can sell their stock.

Understand the risky nature of these stocks. You should be aware that you may lose part or all of your investment. Because of large dealer spreads, you will not be able to sell the stock immediately back to the dealer at the same price it sold the stock to you. In some cases, the stock may fall quickly in value. New companies, whose stock is sold in an "initial public offering," often are riskier investments. Try to find out if the shares the salesperson wants to sell you are part of such an offering. Your salesperson must give you a "prospectus" in an initial public offering, but the financial condition shown in the prospectus of new companies can change very quickly.
Know the brokerage firm and the salespeople with "whom you are dealing. Because of the nature of the market for penny stock, you may have to rely solely on the original brokerage firm that sold you the stock for prices and to buy the stock back from you. Ask the National Association of Securities Dealers, Inc. (NASD) or your state securities regulator, which is a member of the North American Securities Administrators Association, Inc. (NASAA), about the licensing and disciplinary record of the brokerage firm and the salesperson contacting you. The telephone numbers of the NASD and NASAA are listed on the first page of this document.
Be cautious if your salesperson leaves the firm. If the salesperson who sold you the stock leaves his or her firm, the firm may reassign your account to a new salesperson. If you have problems, ask to speak to the firm's branch office manager or a compliance officer.

Although the departing salesperson may ask you to transfer your stock to his or her new firm, you do not have to do so. Get information on the new firm. Be wary of requests to sell your securities when the salesperson transfers to a new firm. Also, you have the right to get your stock certificate from your selling firm. You do not have to leave the certificate with that firm or any other firm.
YOUR RIGHTS
Disclosures to you. Under penalty of federal law,your brokerage firm must tell you the following information at two different times before you agree to buyor sell a penny stock, and after the trade, by written confirmation. The bid and offer price quotes for penny stock, and the number of shares to which the quoted prices apply. The bid and offer quotes are the wholesale prices at which dealers trade among themselves. These prices give you an idea of the market value of the stock. The dealer must tell you these price quotes if they appear on an automated quotation system approved by the SEC. If not,the dealer must use its own quotes or trade prices. You should calculate the spread, the difference between the bid and offer quotes, to help decide if buying the stock is a good investment. A lack of quotes may mean that the market among dealers is not active. It thus may be difficult to resell the stock. You also should be aware that the actual price charged to you for the stock may differ from the price quoted to you for 100 shares. You should therefore determine, before you agree to a purchase, what the actual sales price (before the markup) will be for the exact number of shares you want to buy. The brokerage firm's compensation for the trade. A markup is the amount a dealer adds to the wholesal offer price of the stock and a markdown is the amount it subtracts from the wholesale bid price of the stock as compensation. A markup/markdown usually serves the same role as a broker's commission on a trade. Most of the firms in the penny stock market will be dealers, not brokers. The compensation received by the brokerage firm's sales person for the trade. The brokerage firm must disclose to you, as a total sum, the cash compensation of your salesperson for the trade that is known at the time of the trade. The firm must describe in the written confirmation the nature of any other compensation of your salesperson that is unknown at the time of the trade. In addition to the items listed above,your brokerage firm must send to you: Monthly account statements.In general, your brokerage firm must send you a monthly statement that gives an estimate of the value of each penny stock in your account, if there is enough information to make an estimate. If the firm has not bought or sold any penny stocks for your account for six months, it can provide these statements every three months. A Written Statement of Your Financial Situation and Investment Goals, In general, unless you have had an account with a brokerage firm for more than one year, or you have previously brought three different penny stocks from that firm, your brokerage firm must send you a written statement for you to sign that accurately describes your financial situation, your investment experience, and your investment goals, and that contains a statement of why your firm decided that penny stocks are a suitable investment for you. The firm also must get your written consent to buy the penny stock. Legal remedies. If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back. If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages. If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration. You may wish to contact an attorney. The SEC is not authorized to represent individuals in private litigation.

However, to protect yourself and other investors, you should report any violations of your brokerage firm's duties listed above and other securities laws to the SEC, the NASD, or your state securities administrator at the telephone numbers on the first page of this document.
These bodies have the power to stop fraudulent and abusive activity of salespersons and firms engaged in the securities business. Or you can write to the SEC at 450 Fifth St., N.W., Washington, D.C. 20549; the NASD at 1735 K Street, N.W., Washington, D.C. 20006; or NASAA at 555 New Jersey Avenue, N.W.,Suite 750, Washington,D.C. 20001. NASAA will give you





PART TWO

INFORMATION NOT REQUIRED IN THE PROSPECTUS
TABLE OF CONTENTS:

PAGE ONE: ITEMS 24,25,26

PAGE TWO: ITEM 27

PAGE THREE:ITEM 28


ITEM 24: INDEMNIFICATION OF DIRECTORS AND OFFICERS
Article VIII under the Articles of Incorporation and Article VI,
Section 6.1 of the By-Laws of the Company state that the Company is Organized under the laws of Nevada. Nevada law expressly authorizes Nevada corporation to indemnify its officers and directors againstClaims or liabilities arising out of such persons conduct as Officers or directors if they acted in good faith or manner they Reasonable believed to be in or not opposed to the best interest of The company. The Company intends to indemnify its officers and Directors to the full extent permitted by Nevada law.
IN SO FAR AS SUCH INDEMNIFICATION MAY BE DEEMED TO INCLUDE ANY
CLAIM OR LOSSES ARISING OUT OF ANY VIOLATION OF FEDERAL SECURITIES LAWS OR REGULATIONS, THE COMPANY HAS BEEN INFORMED THAT,IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933,AND IS, THEREFORE UNENFORCEABLE.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceedings is asserted by such director, officer or Controlling person in connection with the securities being Registered,the small business issuer will, unless in the opinion of Its counsel the matter has been settled by controlling precedent,
Submit to a court of appropriate jurisdiction the question whether Such indemnification by it is against public policy as expressed in The Securities Act and will be governed by the final adjudication of Such issue.


ITEM 25: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

An itemized statement of expense in connection with the
issuance and  Distribution of the securities to be registered, other than Underwriting discounts and commission,appears below.
All amounts are Estimates except for the SEC registration fee.
Registration Fee:                                  $794
Transfer Agent Fee:                                $0
Printing and Engraving:				         $450
Legal:							  $1000
Accounting:					              $1000
NASDA FEE:							   $200
Standard and Poors:(Blue Sky Registration)         $0
State Fees:                                        $225

ITEM 26: RECENT SALES OF UNREGISTERED SECURITIES
There have been no securities sold by the Company since its inception, nor are any sales of securities anticipated until after
Registering of this offering.


ITEM 27: EXIBITS AND FINANCIAL STATEMENTS SCHEDULES

ITEM 28: UNDERTAKINGS

The Registrant hereby undertakes that pursuant to Rule 415 under the Securities Exchange Act of 1934,it shall (a) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933
(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution:
(b) for determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and (c) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(2) to provide the underwriters, if any, at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
(3) that in so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(4) that for determining any liability under the Securities
Act of 1933, the Registrant shall treat the information omitted from the form of prospectus filed as a part of the Registration
Statement in reliance upon Rule 430A and contained in a Form of Prospectus filed by the Registrant under Rule 424(b)(1) or
(4) or 497(h) under the Securities Act of 1933 as part of the Registration Statement as of the time the Commission declared it effective.(5) that for determining any liability under the Securities Act of 1933, the Registrant shall treat each post effective amendment that contains a Form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement and that offering of the securities at that time as the initial bona fide offering of those securities.


UNDER TAKINGS
No dealer,salesman or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus,if given or made,such information or representation must not be relied upon as having been authorized by the Company or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder, shall under any circumstances, create any implication that there has been changes in the affairs of the Company since the date thereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock offered hereby by anyone in any jurisdiction in which such offer or solicitation is not au thorized or in which the persons making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ITEM 27
Exhibts and Financial Statements Schedule

A.EXHIBTS

EXHIBIT NUMBER

3.1 (i) ARTICLES OF INCORPORATION OF REGISTRANT.

3.1 (11) BY LAWS OF REGISTRANT

4.INSTRUMENTS DEFINING THE RIGHTS OF SHAREHOLDERS
INCULDING INDUTURE
5.OPINION LEGALITY
24.CONSENT OF EXPERT AND COUNSEL

TIRE DERIVED PRODUCTS, INC.
2845 CEDAR, SUITE 3, ABILENE, TEXAS, 79601
915-676-5226
The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporations Laws of the
State of Nevada, does hereby adapt the follwing   Articles of
Incorporation for such corporation
Article I
Name
The name of the corporation is Tire Derived Products.
Article 11
Duration
The duration of the corporation is perpetual.
Article III
Purposes
The purposes for which this Corporation are organized are:
Section I. To transact any lawful business or to promote or conduct any legitimate object or purpose, under and subject to the laws of the State of Nevada.Section 2.To purchase or otherwise acquire,own,mortgage,sell manufacture,assign and transfer or otheruise dispose of,invest, trade,deal in and with real and personal property,of every kind class,and description Section 3.To issue promissory notes, bonds, debentures and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.Section 4.To enter into or execute contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.
Section 5.To acquire and develop any interest in patent, trademarks and copy rights connected with the business of the corporations.
Section 6 To borrow money without limitations, and give a lien on any of its property as security for any borrowing.
Section 7.To acquire by purchase, exchange or otherwise,a11, or any part of, or any interest in, the properties ,assets, business and good will of any one or more persons, firms, associations, or corporations either within or out of the State of Nevada heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; hold, operate ,reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof? and in connection therewith, assume or guaranty performance of any liabilities; obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired. Section 8. To purchase, receive, take, acquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and other wise deal in and with the corporations shares and its other securities from time to time to the extent, in the manner and upon terms determined by the, Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of the corporations capital, except to the extent permitted by law.

Section9.To reorganize,as an incorporator, or cause to be organized under the laws of any State of the United States of America, or of any commonwealth, territory, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting business or purpose for which corporation may be organized ,and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up,liquidated,merged or consolidated.
Section 10.To do each and every thing necessary,suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation.
Section ll To engage in any lawful business or activity which may be conducted under the laws of the State of Nevada or any other state or nation wherein this corporation shall be authorized to transact business.

Article IV
Capitalization
Section l. The authorized capital of this corporation shall consists of twenty-six million common shares, par value $.001 per share and seven million preferred shares,par value $.001.Two million non voting shares, par value $.001 Each common share shall have one vote per share as to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders. Preferred shares may be issued with such, designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered without shareholder approval, to issues shares of Preferred stock, with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock.In the event of issuance, the shares of Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Corporation.
Section 2.The share holders shall have no preemptive rights to acquire any shares of this corporation.
Section 3.The stock of the corporation, after the amount of the subscription price has been paid in,shall not be subject to assessment to pay the debts of the corporation.
Article v
Principal Offices
The address of the principal office of the corporation is 2845 Cedar,Suite 3, Abilene,Texas 79601.The corporation may maintain such other offices either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.
Article VI
Resident Agent
The resident agents name is Corporate Service Center.
The address of the resident agent, is
1280 Terminalway Suite 3
Reno, NV 89502

TIRE DERIVED PRODUCTS,INC,2845 CEDAR,SUITE 3
ABILENE, TEXAS 915 676 5226
Article V11
Directors.
The corporation shall be governed by a Board of Directors and shall have not less than one (1) nor more than seven (7) directors as determined from time to time by the Board of Directors, provided, however that if the corporation shall at any time have fewer than (3) shareholders, the Board of Directors may consist of fewer than (3) directors, but in no event fewer than the total number of such shareholders. The original Board of Directors shall be comprised of two (2) persons. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:
Albert Burl Pittman
2845 Cedar, Suite 3
Abilene TX 79601

Mike McDonald
2845 Cedar Abilene Texas 79601

Article V111
Indemnification

As the Board of Directors may -From time to time provide in the By-Laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada.

Article IX
The name and address of Incorporators the incorporator is:
Albert Burl Pittman
2845 Cedar Street
Abilene, Texas, 79601
Dated this 30th of August 1994
State of Texas           County of Taylor       On the 30 day
of August 1994, personally appeared before me, a Notary Public who acknowledged that Albert Burl Pittman executed the forgoing Articles of Incorporation of Tire Derived Products Inc.

FILED IN THE OFFICE OF SECRETARY OF STATE OF NEVADA
SEP 21 1994

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

In the matter of Tire Derived, Products, Inc.
1 Corporate Service Center  with address at suite Three
Street 1280 Terminal Way , Reno, County of Washoe Zip Code 89502 State of Nevada hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.
Furthermore, that the mailing address for the above registered office is: 1280 Terminal Way #3 Reno Nevada Zip Code 89502 State of Nevada.
In witness whereof, I have hereunto set my hand this 31st day of August,1994. CORPORATE SERVICE CENTER

Resident Agent

NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in this state* Every resident agent must have a street address, where he maintains an office for the service of process, and may have a separate mailing address such as a post office box, which may be different from the street address The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation, or other corporation,located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

BY-LAWS

TIRE DERIVED PRODUCTS, INC

ARTICLE 1 - OFFICES

Section 1.1   Offices.

The principal office of the corporation is 2845 Cedar Abilene
Texas 79601.

Section 1.2 Other Offices.

The corporation may also have such other offices, either within or without the State of Nevada, as the board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 11 -- STOCKHOLDERS

Section 2. Annual Meeting.

An annual meeting of the stockholders For the selection of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at a location designated by the Board of Directors on the second Monday in April, or if such date shall fall on a holiday, the next business day thereafter.
Section 2.2 Special Meetings
Special meeting of the stockholders, for any purpose or purposes prescribed in the notice meeting, may be called by the Board of Directors, the President, the Chief Executive officer, or their holders of not less than one third of all shares entitled to vote at the meeting, and shall be held at such place, on such date. And at such time as they or he/she shall fix.

Section 2.3 Notice of Meetings Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by 1aw (meaning, here and hereinafter, as required from time to time by the laws of the State of Nevada or the Articles of Incorporation).
When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which adjournment is taken; provided however. That if the date of any adjourned meeting is more than thirty days after the date for which the meeting was' originally noticed, or if f a new record date is fixed for the adjourned meeting, Written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

BY-LAWS

TIRE DERIVED PRODUCTS, INC

Section 2.4 Quorum
At any meeting of the stockholder, the holder of a majority of all the shares of the stock entitled to vote at the meeting present in person or by proxy. shall constitute a quorum for
all purposes, unless   or except to the extent that the
presence of a larger number required by law.
If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn at the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote there at staling that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 2.5 Organizations

Such a person as the Board of Directors may have designated or, in the absence of such a person, the highest-ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.6    Conduct of Business

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

Section 2.7

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting Each stock holder shall have one vote for every share of stock entitled to vote which is registered in his /her name on the record date for the meeting except as otherwise provided herein or required by law. Preferred shares may be issued with such, designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered. Without shareholder approval, to issue shares of Preferred Stock, with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In the event of issuance, the shares
Of Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the corporation.

BY-LAWS

TIRE DERIVED PRODUCTS, INC

All voting, except on the elections of directors and here otherwise required by, law may be by a voice vote provided however, that upon demand therefore by a stockholder entitled to vote or his proxy, a stock vote shall be taken Every stock vote may be taken by voice or by ballot, this shall be at the desecration of the chairman, if a ballot vote is taken each ballot will state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting, Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting* If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law, under the Articles of Incorporations, or these by laws.

Section 2.8 Stock Lists

A complete list of stock holder's entitled to vote at any meeting of stockholders arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his/her name, shall be open to the examination of any such stockholders, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not specified ,at the place where the meeting is to be held.

Section 2.9

Participation in Meetings by Conference Telephone Any action, except the election of directors, which may be taken by vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power provided:
That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required: and That these general provisions shall not supersede any specific provision for action by written consent required by law

ARTICLE III-BOARD OF DIRECTORS

Section 3.1 Number and Term of Office
The number of directors who shall constitute the whole board shall be such number not less than one (1) nor more than (7) as the Board of Directors shall at the time have designated. Each director shall be selected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by Law.


BY-Laws
TIRE DERIVED PRODUCTS, INC

Section 3.1
Whenever the authorized number of directors is increased between annual meetings of the stockholders,a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease. In the event that there is only two Board of Directors and they become deadlocked in the operations of the affairs of the corporation. A special shareholders meeting shall be called to elected a new Board of Director. The Two Directors that are on the Board at this time shall refine from voting their shares in person or by proxy at this special called share holders meeting. Which is called especial for the purpose of electing a new director to break the deadlock of the Board of Directors. Either Director shall have the authority to call the special shareholder meeting.
Section 3.2             Vacancies

If the office of any director becomes vacant by reasons of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in offices, although less than a qurom may elect a successor for the unexpires term and until his successor is elected and qualified.

Section 3.3 Regular Meetings.

Special meeting of the Board of Directors may be called by one third of the directors then in office or by the chief executive officer and shall be held at such place, on such date and at such time at they or he shall fix notice of the place date and time of each such special meeting shall be iven by each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not 1ess than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5 Quorums

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or wavier thereof.

Section 3.6
Participation in Meetings by Conference Telephone
Members of the Board of Directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.
                          BY-LAWS
TIRE DERIVED PRODUCTS.INC
Section 3.7 Conduct of Business
At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote if a majority of the directors present, except as otherwise provided herein or required by law Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
Section 3.8 Powers
The Board of Directors may, except as otherwise required by 1aw, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:
To declare dividends from time to time in accordance with law:
To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection there within:

To remove any officer of the corporation with or without cause, and from time to time devolve the powers and duties of any officer upon any other person for the time being.
To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers? And agents (f)To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors. Officers, and agents of the corporation and its subsidiaries as it may determine;(g) To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and h). To adopt from time to time regulations not inconsistent With these by laws for the management of the corporation business and affairs.


BY-LAWS
TIRE DERIVED PRODUCTS INC
Section 3.9 Compensation of Directors
Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation their services as members of committees of the directors.
Section 3.10 Interested Directors
No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of its directors or officers are directors, or have a substantial financial interest shall be either void or avoidable for this reason alone or by reason alone that such director or directors are present at the meeting of the board, or of a committee thereof, which approves such contract or transactions, or that his or their votes are counted for such purpose if any one o the following circumstances exists:
If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officer ship or financial interest are diseased in good faith or known to the board or committee and transaction by a vote sufficient for such purposes without counting the vote of such interested director, or if the votes of the disinterested directors are insufficient to constitute an act of the board as defined in Section 3.7 of this article by unanimous vote of the disinterested parties or If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officer ship or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and d such contract or transaction is approve or ratified by a majority vote of such shareholders, including shares voted by such director, or

If the contract or transaction is affirmatively established by the party or parties thereto, to be fair and reasonable as to the corporation at the time it was approved by the board, a committee thereof, or the shareholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or a committee thereof which approved such contract or transaction.

Section 3.1 Loans The corporation shall not lend money to or use its credit to assist its officers, directors or other control persons without authorization in that particular case by the stockholders, but may lend money to and use its credit to assist any employee, excluding such officers, directors or other control persons of the corporation or of a subsidiary, if such loan or assistance benefits the corporation.

BY-LAWS TIRE DERIVED PRODUCTS,INC
ARTICLE IV.    LIMITATIONS OF POWERS
No Officer, Board of Director or Control person of the corporation shall have the authority to enter into any contract, verbal, written or otherwise that will bind or commit the corporation to a term of longer than six months without the approval of the majority vote of the Board of Directors excluding the person who presents the contract for approval to the Board of Directors.
ARTICLE IV.   BANKING MATTERS
No Officer, Board of Director, or Control person shall have the, authority to issue a check, bank, draft or any other negotiable money instrument that will obligate the corporation or require the corporation to, pay out of its treasure or any other accounts that the corporation may have in excess of Four Thousand Nine Hundred and Ninety Nine Dollars, ($4,999,99). Without a majority vote of the Board of Directors, excluding the vote of the person that present the money instrument to the Board for approval. The corporation shall have two banking accounts at all times, these accounts may be at the same banking institution, but one must be styled the Master Account, The second account, The Operating account. All Income to the corporation will be deposited into the Master account at the time it comes to the corporation. The Board of Directors will select Two directors to have their signature affixed to the master checking account and upon approval by the board of the request for funds by the CEO, President or
Control Person, issue a check to the   Operating account. The
President, CEO, or Control Person will submit to the Board of Directors the amount of funds necessary to operate the corporation for a period of one month. The CEO, President or Control person will have the sole authority to write checks on the operating account and will be the only signature required on the operating account. Each dispersal from the Master Account to the Operating account must be approve by the Majority vote of the Board, excluding the vote of the CEO, President or Control person who has authority to write checks on the operating account.

BY-LAWS
TIRE DERIVED PRODUCTS,INC

ARTICLE VI. COMMITTIEES

Section 6.l Committees of the Board of Directors
The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawful delegable powers and duties as it thereby confers to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the members or members, designating, if it desires or other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum may be unanimous vote appoint another member of the Board of Directors to act at the meeting in the peace of the absent or disqualified member.
Section 6.2 Conduct of Business each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of them embers shall constitute a quorum unless the committee shall consists of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may @e taken by any committee without a meeting if all members thereof content thereto in writing, and the writing or writing are filed with the minutes of the proceedings of such committee.
ARTICLE VII
The officers of the corporation shall consists of a President, one or more Vice Presidents, a Secretary, a Treasure and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his/her earlier resignation or removal. Any number of offices may be held by the same person, except that the offices of president and secretary shall not be held by the same person.

BY-LAWS
TIRE DERIVED PRODUCTS,INC
Section 7.2                President
The president shall be the chief executive officer- of the corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors, He/ She shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized He shall have general supervision and direction of all of the other officers and agents of the corporation. These powers are subject to any limitations that may be written within these articles.
Section.7.3                 Vice President
Each vice president shall perform such duties, as the Board of Directors shall prescribe. In the absence or disability of the

President, the vice president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the president.

Section 7.4                   Treasure.
The treasure shall have the custody of the monies and securities of the corporation and shall keep regular books of account. He/ She shall make disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 7.5               Secretary
The secretary shall issue all authorized notices from. And shall keep minutes of, all meetings of the stockholder and "the Board of Directors. He/She shall have charge of the corporate books.

Section 7.6         Delegation of Authority

The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other, office or agents, notwithstanding any provision hereof.
Section 7.7 Any officer of the corporation may be removed at any time, with or without cause by the Board of Directors.


Section 7.8 Action with Respect to Securities of Other Corporation Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockho1ders; of or with. Respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers with this corporation may possess by reason of its ownership of securities in such corporation.

BY-LAWS
TIRE DERIVED PRODUCTS.INC
ARTICLE V111 INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 8.1 Generally The corporation shall have the power to indemnity any person who or is a party or is threatened to be made a party to any threatened pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he/she is or was a director, officer employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses(inc1uding attorney's fees), Judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his/her conduct was unlawful The termination of any action, suit or proceeding by judgment, order, settlement conviction, or upon a plea of nolo contendere or items equivalent, shall not itself, create a presumption that the person did not act in good faith and in a manner he /she reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe t h at his/her conduct was lawful. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judge its favor by reason of the fact that he/she is or was a director, officer, employee, OR agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprises against expenses (including attorney's fees) actually and reasonably incurred by him/her in connection with the defense of settlement of such action or suit if incurred by him/her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he /she reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case ,such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

TIRE DERIVED PRODUCTS,INC
BY LAW
Section 8.2 Expenses
To -the extent that a director, officer, employee or agent of the corporation has been successful on the merit or otherwise in defense of any action, suit or proceeding referred to in
Section 6.1 of this Article or in defense of any claim, issue or matter therein he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurres by him /her in connection there with, Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 of this article upon receipt of a undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by the corporation as authorized in this Article.
Section 8.3  Determination by Board of Directors
Any indemnification under Section6.1 of this Artic1e (un1ess ordered by a court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he she has met the applicable) standard of conduct set forth in Section 6-l of this Article. The Board of Directors shall make such determination by a majority vote of quorum of the disinterested directors, by the shareholders, or independent legal counsel in a written opinion.

Section 8.4        Not Exclusive of Other Rights.
The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shares-holders or interested directors, or other wise, both as to action in his/her official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure "to the benefit of the heirs, executors and administrators of such a person. Insurance
The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership. Joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him/her against such liability under the provision of this Article.
The corporation indemnity of any person who is or was director, officer. employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any mount such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his/her behalf by the corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

BY-LAW
TIRE DERIVED PRODUCTS. INC

Section 8.6  Violation of Law

Nothing contained in this Article, or elsewhere in these By-Law shall operate to indemnity any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Act of 1934, or any other applicable state or federal laws ection 8.7 Coverage For the purposes of this Article, references to the corporation" include all constituent corporation absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he/she would if he/ she had served the resulting or surviving corporation in the same capacity.
ARTICLE IX
STOCK
Section 9.1 Certificates of Stock Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a vice president. And by the Secretary or an Assistant Secretary, or Treasure or an Assistant Treasure, certifying the number of shares ouned by him/her,Any of or all the signatures on the certificate may be facsimile.

Section 9.2 Transfer of Stock Transfer of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 9.4 of Article IX of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate )is issued therefore.
Section 9.3 Record Date The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other actions hereinafter described as of which there shall be determined the stockholders who are entitled to notice of or to vote at. any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect of any change, conversion or exchange of stock or with respect to any other lawful action.

BY-LAWS
TIRE DERIVED PRODUCTS.INC
Section 9.4  Lost, Stolen or Destroyed Certificates
In the event of the loss, theft or destruction of any certificates of stock, another may be issued in its place pursuant to such regulations as the Board of Director may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 9.5  Regulations
The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish
ARTICLE X
NOTICES
Section X.I Notices
Whenever notice is required to be given to any stockholder, director, officer or agent such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a post paid sealed Wrapper, or by dispatching a prepaid telegram, addressed to such stock holders, directors, officer, or agent at his/ her address as the same appears on the books of the corporation, The time when such notice is dispatched shall be the time of the giving of the notice.

Section X.2   Waivers
A Written Waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a wavier.
ARTICLE XI
MISCELLANEOUS

Section 11.1  Facsimile Signatures
In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these BY Laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors of a committee thereof.
Section 11.2 Corporate Seal.
The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary, If and when so directed by the board of directors or a committee thereof, duplicates of the seal may be kept and used by the treasure or by the assistant secretary or assistant treasure.

BY-LAWS
TIRE DERIVED PRODUCTS,INC
Section 11.3  Reliance Upon Books, Reports and Records.
Each director, each member of any committee designated by the Board of Directors and each officer of the corporation shall in the performance of his/ her duties be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its offices, by an independent certified public accountant, or by an appraiser selected with reasonable care.
Section 11.4 Fiscal Year.
The fiscal year of the corporation shall be as fixed by the Board of Directors.
Section 11.5 Time Periods.
In applying any of these BY-Laws which require that an act be done or not done a specified number of days prior to an event or that act to be done during a period of a specified number of days prior to an event, calendar days shall used, the day of the doing of the act shall be excluded and the day of the event shall be included.
ARTICLE XII
AMENDMENTS
Section 12.l   Amendments
These By laws may be amended or repealed by the Board of directors at any meeting of the Board of Directors, or any other meeting, or by a majority of the stockholders at any stockholders meeting.

INSTRUMENTS DEFINING THE RIGHTS OF SHAREHOLDERS
DOMIESTIC AND FOREIGN CORPORATION LAWS
Tire Derived Products, Inc, being a Nevada Corporation will adhere to the State of Nevada, Domestic and Foreign Corporation Laws as set forth and adopted by the Secretary of State Nevada, being current as of October 1st.1991.
These laws set forth the rights of share holders in a Nevada Corporation. For examp1e:Chapter 78.257 these laws: Right of Stock Holders to inspect and audit Financial records; I. Any person who has been-a stockholder of record of any corporation and owns not less than 15 percent of all issued and outstanding shares at the stock of such corporation or-has been authorized in writing by the holders of at least 15 percent of all its issued and outstanding shares upon at least 5 days written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the corporation, to make extracts there from, and to conduct an audit of such record. Holders of voting trust certificates representing 15 percent of the issued and outstanding shares of the corporation shall be regarded as stockholders for the purpose of this sub section. The right of the stockholders to inspect the corporate records shall not be limited in the articles, or by laws of any corporation. The company advise any investors or subscriber to the securities of the company to obtain a copy of these laws.
These laws may be obtained bv writing to the Secretary of State,Carson City, Nevada.

                   INSTRUMENTS DEFINING THE RIGHTS OF SHAREHOLDERS ARTICLES OF INCORPORATION
Article IV
Capitalization
Section l. The authorized capital of this corporation shall consists of tuenty-six millon common shares, par-value $.001 per share  and seven million preferred shares. par value $.001
Two million nonvotinq shares, par value $.001.
Each common share shall have one vote per share
As to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders. Preferred shares may be issued with such, designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered. without shareholder approval to issue shares of Preferred Stock, with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In the event of issuance. the shares of Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Corporation.
Section 2. The share holders shall have no preemptive rights to acquire any shares of this corporation.
Section 3.The stock of the corporation after the amount of the subscription price has been paid in shall not be subject to assessment to pay the debts of the corporation


TABLE OF CONTENTS                     PAGE
The Company--------------------------   2
Risk Factors-------------------------   4
Use of Proceeds----------------------   7
Capitalization-----------------------  10
Dividend Policy ---------------------   7
Management Discussion----------------  18
Projections--------------------------  21
Dilution-----------------------------   6
Plan of Distribution-----------------   9
Executive Officers-------------------  27
Operating Group----------------------  29
Principal Stock Holders--------------  11
Security Ownership of Management-----  11
Description of Securities------------   8
Prospectus Summary-------------------   3
Legal Matters------------------------  35
Experts------------------------------  35
Description of Business--------------  13
Market for Common Equity-------------  11
Executive Compensation---------------   5
Additional Information---------------  35
Index to Financial Statements--------  F1
Determination of Offering Price------   9
Best Efforts Statement---------------   1
Reports to Security Holders----------   1
Certain Transactions-----------------   9
Blue Sky Laws------------------------  10
Exhibits-----------------------------  36
Carbon Black-------------------------  37

300,0000 UNITS  OF COMMON STOCK
PROSPECTUS TIRE DERIVED PRODUCTS,INC


THIS CORPORATION IS NOT A REPORTING COMPANY
UNTIL  (90 DAYS AFTER THE DATE OF THIS PROSPECTUS)
All dealers effecting transactions in the registered Securities,whether or not participating in the distribution,may be required to deliver a Prospectus.
This is in addition to the obligation of dealers to deliver
 a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
The information contained herein is given as of the date of this Prospectus unless otherwise indicated. The delivery of this prospectus must not be construed under any circumstances as an implication that there has been no change in the affairs of the Company since the date hereof,or that the information contained herein is correct as of any time subsequent to the date as of which it is given.